Exhibit 99.1

1 Healthcare Trust, Inc. Third Quarter 2020 Investor Webcast Presentation

Strategic Overview

HTI
HEALTHCARE TRUST INC

HTI is a $2.6 billion[1] healthcare real estate portfolio focused on Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High quality portfolio containing 200 healthcare properties comprised of 51% MOB, 40% SHOP and 9% Triple Net Leased ("NNN")[2] ✓ The MOB portfolio continues to perform exceptionally well during the COVID-19 pandemic, collecting nearly 100% of third quarter original Cash Rent[3] due ✓ The SHOP portfolio is actively managed by a dedicated senior housing management team, focused on value enhancement by increasing Occupancy[3], successful operator transitions and select portfolio recycling ✓ In the third quarter, the SHOP team completed the successful transition of four former NNN assets into SHOP operating structures, completing the strategic transition of all NNN senior housing assets into SHOP operating structures
Diligent Acquisition Program[4]	✓ Acquired eight properties year-to-date for a contract purchase price of $104 million, including four MOB properties at a 6.9% weighted average Cap Rate[3] for $26 million and four SHOP properties for an aggregate purchase price of $78 million ✓ Fourth quarter pipeline of three single-tenant MOB assets for $18.5 million at a 7.8% weighted average Cap Rate
Conservative Balance Sheet	✓ Conservative Net Leverage[3] of 41.4% at quarter end ✓ Strategically locked in attractive long-term interest rates resulting in a weighted average interest rate of 3.6% across the portfolio
Enhanced Performance	✓ Active management and robust acquisitions have led to a year-to-date increase in revenue from $280.4 million to $290.7 million when compared to the same period last year ✓ HTI completed several mortgage debt refinancings in 2019 resulting in a year over year decrease of the Company's weighted average interest rate from 4.5% to 3.6%
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ SHOP portfolio has a dedicated management team lead by John Rimbach along with his key operating personnel from WESTLiving

(1) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $10.1 million, net of gross market lease intangible liabilities of $11.1 million as of September 30, 2020.
(2) Percentages are based on NOI for the nine months ended September 30, 2020. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Refer to slide 7 for additional information.
(5) Total borrowings as of September 30, 2020 of $1.3 billion. As of September 30, 2019, total borrowings of $1.1 billion.

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Third Quarter Cash Rent Collection (excludes SHOP)

HTI
HEALTHCARE TRUST INC

HTI's proactive and focused effort in response to the COVID-19 pandemic resulted in substantial rent collection successes with nearly all of third quarter original Cash Rent due collected

Rent Collection Highlights

Approximately 100% of MOB and NNN third quarter Cash Rent collected

- ✓ HTI's high-quality MOB portfolio features a balance of top healthcare brands including UPMC, DaVita and Sentara

<1% of MOB and NNN third quarter Cash Rent is subject to an Approved Agreement

- ✓ Approved Agreements on average provided for a deferral period of three months with repayment of full deferred Cash Rent due by March 31, 2021 at the latest

HTI is not currently negotiating any additional Approved Agreements with respect to its MOB and NNN portfolio

Third Quarter Cash Rent Collection Detail



<1%
<1%
99%
Third Quarter Cash Rent Paid
Approved Agreement (1)
Other (2)

Note: Collection data as of November 30, 2020, includes both Cash Rent paid in full and in part pursuant to an Approved Agreement or otherwise. Excludes third quarter Cash Rent paid or Approved Agreements approved after November 30, 2020 that would apply to third quarter Cash Rent or any Approved Agreement that would apply to fourth quarter Cash Rent. This information may not be indicative of any future period and remains subject to change based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID-19 pandemic on our rental revenue for the fourth quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) An "Approved Agreement" is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due.
2) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Approved Agreement. There can be no assurance that such Cash Rent will be collected.

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Portfolio Snapshot

HTI
Healthcare Trust Inc

High-quality portfolio featuring an MOB and NNN portfolio that is 92% occupied[(1)] and a 4.7 million square foot SHOP portfolio operated by top U.S. Healthcare brands

$2.6 Billion Invested[(2)]

200 Properties

9.7 Million Rentable Square Feet

PROPERTIES	
Medical Office Buildings	116
Senior Housing – Operating (SHOP)	67
Post-Acute Care/Skilled Nursing – NNN	8
Hospitals – NNN	6
Land	2
Jupiter Property – Recently Developed	1

	MOB	Senior Housing – Operating	Post Acute/ Skilled Nursing – NNN	Hospitals – NNN
Occupancy[(3)]	91.4%	77.9%	100.0%	90.7%
Weighted Avg. Remaining Lease Term[(3)(4)]	4.9 Years	N/A	7.1 Years	6.5 Years







(1) Based on square footage as of September 30, 2020. Excludes SHOP and the Company's development property in Jupiter, Florida that was substantially completed in the fourth quarter of 2019. Although a portion of the development property has been leased as of September 30, 2020, the property will be separately shown and excluded from combined occupancy numbers until a greater portion of the property has been leased and HTI considers the property stabilized. Including SHOP and the development property, portfolio occupancy would have been 83.2% as of September 30, 2020.
(2) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $10.1 million, net of gross market lease intangible liabilities of $11.1 million as of September 30, 2020.
(3) See Definitions in the Appendix for a full description.
(4) Based on square feet as of September 30, 2020.

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5 51% 40% 9% MOB SHOP NNN FL 16% PA 15% IL 9% GA 8% MI 8% IA 6% AZ 5% TX 5% CA 5% WI 4% Other 19% Dynamic Portfolio Fundamentals HTI is focused on deploying capital into select high quality assets located throughout the United States Select Geographic Mix (1) Percentages are based on NOI for the nine months ended September 30, 2020. See appendix for Non - GAAP reconciliations. (2) Based on square feet as of September 30, 2020. $108 million NOI (1) Diversified Geographic Asset Exposure High Quality Portfolio Top 10 States (2) MOB NNN SHOP Development x HTI’s dynamic portfolio features a balance of high - quality MOB & NNN assets with embedded contractual rental increases and an actively managed SHOP portfolio x HTI’s balance of resilient MOB and NNN assets resulted in nearly 100% of original third quarter Cash Rent collected x HTI’s portfolio is geographically diversified across 31 states Portfolio Highlights

6 x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $38 billion (1) x UPMC is a leading health enterprise with over 90,000 employees and 700 clinical locations x The SHOP portfolio features an offering of core operating brands x HTI remains committed to developing strong partnerships with leading healthcare brands which we believe delivers benefits for patients and other stakeholders Strategic Partners HTI partners with top healthcare brands in well established markets (1) Market capitalization data as of December 1, 2020. MOB SHOP

Diligent Acquisition Program

HTI HEALTHCARE TRUST INC

Year to date, HTI closed on $104 million of diligent acquisitions at a 6.9% weighted average Cap Rate plus a fourth quarter pipeline of $18.5 million as we seek to opportunistically acquire accretive acquisitions

($ in millions, square feet in thousands and lease term remaining in years)

Closed Transactions (Nine months ended September 30, 2020)	Property Type	State	Number of Properties	Square Feet	Purchase Price(1)	Wgt. Avg. Cap Rate(2)(3)	Wgt. Avg. Lease Term Remaining(4)	Closed
Swedish American Clinic	MOB: Multi-Tenant	IL	1	25	$7.7		9.0	Closed Q1'20
UPMC Pinnacle Medical Office	MOB: Single-Tenant	PA	3	50	$18.6		9.5	Closed Q1'20
Cedarhurst Portfolio	SHOP	IL	3	178	$55.7	N/A	N/A	Closed Q1'20
Bayshore Memory Care	SHOP	FL	1	54	$21.9	N/A	N/A	Closed Q1'20
Total Closed 2020			**8**	**307**	**$103.9**	**6.9%**	**9.3**	

Q4'2020 Pipeline(5)	Property Type	State	Number of Properties	Square Feet	Purchase Price	Wgt. Avg. Cap Rate	Lease Term Remaining	Status
969 Greentree	MOB: Single-Tenant	PA	1	34	$6.2		3.9	PSA Executed
Circleville Professional Center	MOB: Single-Tenant	OH	1	20	$5.7		4.9	PSA Executed
Kingwood Executive Center	MOB: Single-Tenant	TX	1	29	$6.6		3.1	LOI Executed
Total Under Agreement Q4'2020			**3**	**83**	**$18.5**	**7.8%**	**3.9**	
Total Closed 2020 + Under Agreement Q4'2020			**11**	**390**	**$122.4**	**7.1%**	**8.2**	

(1) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
(2) See Definitions in the Appendix for a full description.
(3) Excludes SHOP properties.
(4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(5) Includes pipeline as of December 1, 2020. Definitive PSAs are subject to conditions and LOI are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.

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8 Debt Capitalization (1) ($mm) Mortgage Notes Payable $551 Fannie Mae Master Revolving Credit Facilities $359 Total Secured Debt $910 Credit Facility – Revolving Credit Facility and Term Loan (2) $346 Total Unsecured Debt (2) $346 Total Debt $1,256 Weighted Average Interest Rate (3) 3.6% Key Capitalization Metrics ($mm) Net Debt (1) (4) $1,173 Net Leverage (4) 41.4% Balanced Capital Structure Mortgage Debt ▪ $119 million Multi - Property CMBS Loan with KeyBank at a 4.6% fixed interest rate with maturity in 2028 ▪ $379 million mortgage loan with Capital One secured by 35 properties at a 3.7 % interest rate fixed by swap and maturity in 2026 ▪ The Company has six other mortgage loans with an aggregate balance of $ 53 million, secured by individual properties with a weighted - average interest rate of 4.1% as of September 30 , 2020 Credit Facilities ▪ In the third quarter, HTI completed an amendment package to its corporate credit facility to help continue to address the adverse impacts of the COVID - 19 pandemic ▪ Fannie Mae Master Credit Facilities : Made up of two facilities arranged by KeyBank and Capital One. The combined facility is secured by mortgages on 22 seniors housing properties ▪ Revolving Credit Facility and Term Loan : The credit facility and term loan mature in 2024 with exercise of the Company’s extension option and currently have total commitments of $630 million as of September 30, 2020 Capital Markets ▪ On December 16, 2019, HTI completed a 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock") offering for gross proceeds of $40 million providing the Company with capital to help fund its first quarter acquisitions of nearly $104 million ▪ In September 2020, entered into a purchase agreement pursuant to which we have the right from time to time to sell, subject to certain conditions, up to an aggregate of $15 million of shares of our Series A Preferred Stock HTI continues to manage its capital structure, ensuring financial flexibility and acquisition capacity throughout the COVID - 19 pandemic Note: Metrics as of and for the three months ended September 30, 2020. As of September 30, 2020, HTI had $82.2 million of cash and equivalents and the current availability under the revolving credit facility was $29.5 million. The Company is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings un der the revolving credit facility totaling at least $50.0 million. (1) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net. (2) The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered re al estate assets comprising the borrowing base of HTI’s credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced. (3) Weighted average interest rate based on balance outstanding as of September 30, 2020. (4) See Definitions in the Appendix for a full description. Conservative Leverage Profile

9 $280.4 $290.7 YTD 2019 YTD 2020 4.5% 3.6% Q3 2019 Q3 2020 Enhanced Performance HTI remains focused on increasing revenues while driving down the cost of debt Real Estate Investments (1) Revenues from Tenants Weighted Average Interest Rate (2) ($ in millions) $2.5 Billion $2.6 Billion Q3 2019 Q3 2020 x Year to date, revenues from tenants increased to $290.7 million from $280.4 million over the same period last year x Year over year, HTI continues to grow its portfolio of essential healthcare real estate investments x HTI continues to actively manage its capital structure, completing several mortgage debt refinancings in 2019 resulting in a decrease of the Company’s interest rate on debt Operating Highlights (1) For Q3 2020, based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $10.1 mi llion, net of gross market lease intangible liabilities of $11.1 million as of September 30, 2020. For Q3 2019, based on tota l r eal estate investments, at cost of $2.5 billion, assets held for sale at carrying value of $70.7 million as of September 30, 2019. (2) Total borrowings as of September 30, 2020 of $1.3 billion. As of September 30, 2019, total borrowings of $1.1 billion.

10 Company Highlights HTI remains focused on growing the Company’s high - quality MOB and SHOP portfolios while maintaining moderate leverage and decreasing the Company’s overall interest rate x HTI Received approximately 100% of original third quarter Cash Rent due from its MOB and NNN portfolio (1) x High Quality Portfolio of 200 healthcare properties comprised of 51% MOB, 40% SHOP and 9% NNN properties (2) x Diligent Acquisition Program (3) of nearly $104 million at a 6.9% weighted average Cap Rate closed in 2020 plus a fourth quarter Pipeline of $18.5 million as we seek to opportunistically acquire accretive acquisitions x Conservative Balance Sheet with conservative Net Leverage of 41.4% x Enhanced Performance with year - to - date increases in revenue and invested assets driven by robust acquisitions while decreasing the Company’s overall interest rate on the Company’s debt x Experienced Management Team with a proven track record and significant public REIT experience (1) See slide 3 for further details. (2) Percentages based on NOI for the nine months ended September 30, 2020. See appendix for Non - GAAP reconciliations. (3) See slide 7 for further details. Weighted average Cap Rate excludes SHOP properties.

11 Experienced Leadership Team Katie Kurtz Chief Financial Officer, Secretary, and Treasurer Ms . Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company . Ms . Kurtz is also Chief Financial Officer for American Finance Trust, Inc . (NASDAQ : AFIN) . She is a certified public accountant in New York State, holds a B . S . in Accountancy and a B . A . in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University . Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr . Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company since April 2007 . Mr . Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013 . David Ruggiero Vice President, Acquisitions Mr . Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions . Mr . Ruggiero has over 20 years of commercial real estate experience and has advised on over $ 3 billion in healthcare real estate dispositions, acquisitions and financings . He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University . Trent Taylor Vice President, Asset Management Mr . Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing . Mr . Taylor has over 12 years of commercial real estate and development experience . He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida . Michael Weil Chief Executive Officer Mr . Weil was named Healthcare Trust Inc . ’s chief executive officer on August 23 , 2018 , which went into effect on September 12 , 2018 . He is a founding partner of AR Global, and has served as a leading executive and board member on several publicly - traded and non - traded real estate companies . Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust . Mr . Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) . John Rimbach President of Healthcare Facilities Mr . Rimbach brings a strong expertise in seniors housing management which he established over a 30 - year career . Prior to joining the Company’s advisor, Mr . Rimbach served as President/CEO and Founder of WESTLiving , LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio . Prior to that, Mr . Rimbach served as COO of AF Evans Company Inc . from 1999 to 2008 , and was the Development Director of NCB Development Corporation from 1993 to 1999 .

12 Dedicated SHOP Team Kimberly Holmes: VP – Operational Analytics ▪ 25 year career in senior housing and hospitality ▪ Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio Susan K. Rice, RN: VP – Clinical Operations ▪ 30 year career in the healthcare industry ▪ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Patrick Collins: Chief Operating Officer ▪ Patrick’s responsibilities are to drive operational performance of HTI's operator/manager partners ▪ His 26 year career touches upon all aspects of operating a senior housing community John Rimbach: President of Healthcare Facilities ▪ Former President, CEO & Founder of WESTLiving ▪ 30 year career in the financing, development, acquisition, ownership and operation of senior housing portfolios Angie Ehlers: VP – Sales & Marketing ▪ Over her 26 year career, Angie has directed sales and marketing efforts at many senior level positions ▪ Her experience allows her to provide unique insight into markets and product positioning for the HTI SHOP portfolio John Rimbach joined the management team of HTI’s advisor along with his key operating personnel from WESTLiving . This experienced group plays an essential role in managing the Company’s significant operating portfolio

Strong Corporate Governance

Majority Independent Board of Directors, including an audit committee comprised solely of independent directors

Board of Directors



Leslie Michelson
Non-Executive Chairman, Audit Committee Chair
- Chairman of Private Health Management, since April 2007
- Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013



Lee M. Elman
Independent Director
- Independent director of the Company since August 2015
- Founder & President of Elman Investors Inc., an international real-estate investment banking firm
- 40+ years of real estate investment experience in the US and abroad
- Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University's Woodrow Wilson School of Public and International Affairs



Edward Rendell
Independent Director
- Independent director of the Company since December 2015
- 45th Governor of the Commonwealth of Pennsylvania from 2003 through 2011
- Mayor of Philadelphia from 1992 through 2000



Elizabeth K. Tuppeny
Independent Director, Nominating and Corporate Governance Committee Chair
- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



B.J. Penn
Independent Director
- Mr. Penn serves as president of Penn Construction Group, Inc., and as president and chief executive officer of Genesis IV, LLC
- Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation.



Michael Weil
Director
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)

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14 Legal Notice

Disclaimer

References in this presentation to the "Company," "we," "us" and "our" refer to Healthcare Trust, Inc. ("HTI") and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed on May 15, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed on August 14, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended September 30, 2020 filed on November 16, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI's subsequent reports. Please see pages 16 and 17 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed on May 15, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed on August 14, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended September 30, 2020 filed on November 16, 2020 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income ("NOI"). NOI is a non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliations of net income to NOI for the applicable period are set forth on page 20 to this presentation.

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Forward Looking Statements

HTI HEALTHCARE TRUST INC

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled Risk in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 24, 2020, our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC HTI's Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed on August 14, 2020, HTI's Quarterly Report on Form 10-Q for the three months ended September 30, 2020 filed on November 16, 2020 as well as all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Certain of our executive officers and directors are also officers, managers, employees or holders of a direct or indirect controlling interest in our advisor, Healthcare Trust Advisors, LLC (our "Advisor"), and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"), the parent of our sponsor. As a result, certain of our executive officers and directors, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions that adversely affect us.
- The trading price of our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, may fluctuate significantly.
- Although we intend to seek a listing of our shares of common stock on a national stock exchange when we believe market conditions are favorable to do so, there is no assurance that our shares of common stock will be listed. No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- Our development property in Jupiter, Florida is now substantially complete, but only 10% of the property is leased and the property is not generating cash flow.
- Our development property in Jupiter, Florida, as well as certain others, are currently under definitive agreement to be sold. These dispositions are subject to conditions. Due to the persistence of the COVID-19 pandemic and other factors beyond our control, there can be no assurance that we will be able to meet these conditions and that these dispositions will be completed on their contemplated terms, or at all.
- Our senior secured credit facility restricts us from paying cash distributions on or repurchasing our common stock until at least the fiscal quarter ending June 30, 2021, and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our Series A Preferred Stock at the current rate.
- Our credit facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.
- Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

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17 Forward Looking Statements (Continued) • We focus on acquiring and owning a diversified portfolio of healthcare - related assets located in the United States and are subje ct to risks inherent in concentrating investments in the healthcare industry. • If our Advisor loses or is unable to obtain qualified personnel, our ability to continue to achieve our investment strategies co uld be delayed or hindered. • There can be no assurance we will be able to complete our pending acquisitions or any future acquisitions on favorable terms, or at all. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of l ice nsure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor and its affiliates or our relationship with our Advisor could adversely affect us. • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. • Our revenue is dependent upon the success and economic viability of our tenants, as well as our ability to collect rent from def aulting tenants, which has and may continue to adversely impact our results of operations, and replace them with new tenants, which we may not be able to do on a timely bas is, or at all. • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater than we ant icipate, which may impact our results of operations. • Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions. • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COV ID - 19 pandemic, including negative impacts on our tenants and operators and their respective businesses. • We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time, including disruptions and dislocations caused by the ongoing COVID - 19 pandemic. • In the Company's SHOP portfolio, beginning in the second half of March 2020, due to the COVID - 19 pandemic, occupancy has trended lower and operating costs began to rise materially, including for services, labor and personal protective equipment and other supplies. At our SHOP facilities, we bear these cost increases. These trends accelerated during the second quarter of 2020 and have continued during the third quarter of 2020, and may continue to impact us in the future and have a material adverse effect on our revenues and income in the fourth quarter and other quarters thereafter. • We are subject to risks associated with changes in general economic, outbreaks of infectious diseases, business and political co nditions, possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing ma rke ts. • The offering price and repurchase price for shares of our common stock under our distribution reinvestment plan, which is not ef fective for so long as we pay dividends in stock, and our share repurchase program, which is currently suspended, may not, among other things, accurately reflect the va lue of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of t he net proceeds or what a third party may pay to acquire us. • We may fail to continue to qualify to be treated as a REIT for U.S. federal income tax purposes, which would result in higher ta xes, may adversely affect our operations and would reduce the value of an investment in our common stock or Series A Preferred Stock and the cash available for distributi ons .

18 Appendix

19 Definitions Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to an Approved Agreement . Lease Term Remaining : Current portfolio calculated from September 30 , 2020 . Weighted based on square feet . Net Debt : Total gross debt of $ 1 . 3 billion per slide 8 less cash and cash equivalents of $ 82 . 2 million as of September 30 , 2020 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Net Leverage : Represents “Net Debt” as defined above as debt less cash and cash equivalents divided by total assets of $ 2 . 3 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 493 . 6 million as of September 30 , 2020 , shown as a percentage . Occupancy : For NNN and MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . For SHOP, occupancy represents total units occupied divided by total units available as of the date or period end indicated .

20 Reconciliation of Non - GAAP Metrics: NOI Nine Months Ended September 30, 2020 (In thousands) Medical Office Buildings Triple - Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 77,970 $ 11,934 $ 200,830 $ 290,734 Property operating and maintenance (23,106) (1,850) (158,233) (183,189) NOI $ 54,864 $ 10,084 $ 42,597 107,545 Impairment charges (32,842) Operating fees to related parties (17,969) Acquisition and transaction related (680) General and administrative (14,622) Depreciation and amortization (60,589) Interest expense (38,677) Interest and other income 43 Gain on sale of real estate investments 2,306 (Loss) gain on non - designated derivatives (45) Income tax expense (expense) (78) Net loss attributable to non - controlling interests (233) Preferred stock dividends (2,224) Net loss attributable to stockholders $ (58,055) Net Operating Income (NOI) Reconciliation Schedule Nine Months Ended September 30, 2019 (In thousands) Medical Office Buildings Triple - Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 75,997 $ 10,780 $ 193,668 $ 280,445 Property operating and maintenance (23,702) (1,049) (147,507) (172,258) NOI $ 52,295 $ 9,731 $ 46,161 108,187 Impairment charges (22,634) Operating fees to related parties (17,535) Acquisition and transaction related (161) General and administrative (15,394) Depreciation and amortization (61,124) Interest expense (39,739) Interest and other income 15 Gain on sale of real estate investments 8,793 (Loss) gain on non - designated derivatives (50) Income tax expense (benefit) (364) Net income attributable to non - controlling interests 52 Net loss attributable to stockholders $ (39,954)

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